UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2016

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 29, 2016, the Board of Directors of KVH Industries, Inc. (the “Company” or “KVH”) appointed Mr. Donald W. Reilly, age 57, to serve as the Chief Financial Officer (“CFO”) of the Company effective December 19, 2016. Mr. Reilly will succeed John F. McCarthy, who has served as Interim CFO since May 27, 2016. KVH anticipates that Mr. McCarthy will remain an employee for a brief period to facilitate the transition.
Mr. Reilly served as Vice President, Corporate Controller and Chief Accounting Officer of Nortek, Inc., a publicly traded manufacturer and distributor of products and systems for use in building and remodeling homes and commercial structures, from November 2011 until its acquisition by Melrose Industries PLC in September 2016. From January 2011 to November 2011, Mr. Reilly served as Chief Financial Officer of Evergreen Solar, Inc., a publicly traded manufacturer of solar panels, wafers and cells. In August 2011, Evergreen Solar filed a voluntary petition for reorganization under the United States Bankruptcy Code. From 2000 until January 2011, Mr. Reilly held several senior financial positions at GTECH Corporation, a gaming technology and services company acquired by Lottomatica, SpA in August 2006 (and now part of International Game Technology PLC), including Chief Financial Officer of GTECH from June 2007 to January 2011 and Vice President of Business and Financial Planning from 2000 to 2007. Before joining GTECH, Mr. Reilly served as Vice President and Chief Financial Officer of Amtrol, Inc., a manufacturer of water system solutions and HVAC products, from 1998 to 2000 and as Corporate Controller and Director of Finance for A.T. Cross Company, a publicly traded manufacturer and distributor of fine writing instruments, from 1992 to 1997. Mr. Reilly began his career at Ernst & Young LLP, where he served as a senior audit manager in Providence, Rhode Island and later at its national office in Cleveland, Ohio.
Mr. Reilly will receive an annual base salary of $300,000 and will be eligible to receive an annual bonus under the Company’s 2017 bonus plan for executives in an amount of up to 50% of his base salary. Although the terms of the Company’s executive bonus plan for 2017 have not yet been established, the Company currently anticipates that 75% of the bonus will be based on company performance and 25% of the bonus will be based on personal performance goals to be set and agreed upon with the CEO during the first three months of Mr. Reilly’s employment.
In addition, management has agreed to recommend to the Compensation Committee of the Company’s Board of Directors that Mr. Reilly receive 22,000 shares of restricted stock of the Company. Subject to Mr. Reilly’s continued employment, the grant will vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and an additional 25% vesting on each subsequent anniversary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: December 2, 2016

	BY:	/s/ MARTIN A. KITS VAN HEYNINGEN
Martin A. Kits van Heyningen
President, Chief Executive Officer and Chairman of the Board of Directors